                                                                  EXHIBIT 10.15

                               SEVERANCE AGREEMENT
                               -------------------

          THIS SEVERANCE AGREEMENT ("AGREEMENT") is made and entered into this 23rd day of March, 1995, by and between Peter M. Santeusanio
   ("Mr. Santeusanio") and Xionics Document Technologies, Inc., formerly known as Xionics International Holdings, Inc. ("Xionics").

           Mr. Santeusanio has been requested by Xionics to resign from the Board of Directors of Xionics. Mr. Santeusanio has agreed to resign from the Board of Directors of Xionics provided that Xionics enters into this Agreement and provides the benefits conferred hereby. Xionics has agreed to provide certain severance benefits to Mr. Santeusanio, provided that Mr. Santeusanio enters into this Agreement and performs his obligations hereunder.

          In consideration of the mutual covenants set forth below, the parties hereto hereby agree as follows:

          1. This Agreement and the Releases (as defined below) represent a compromise and settlement. None of the signing, effectiveness or compliance with the terms of this Agreement or the Releases will be considered or construed as an admission by Xionics or Mr. Santeusanio of any breach of any statutory, regulatory, contractual or common law obligation owed to the other party. Accordingly, it is the parties' intention that this Agreement and the Releases shall not be used in evidence in any proceeding except: (a) a proceeding in which one of the parties hereto seeks to enforce this Agreement or one of the Releases, or (b) a proceeding or conference involving the Internal Revenue Service or other taxing authority in which the tax consequence of this Agreement are in issue.

          2. Xionics will make the following payments of continuing salary and benefits:

               (a) For the period commencing with the date hereof through February 15, 1996, Xionics will pay Mr. Santeusanio's salary in the amount of $12,500 per month, payable each month in two installments of $6,250 on the first and fifteenth days of such month in accordance with the Company's payroll practices, and subject to deductions for withholding taxes, (dental insurance premiums and 401K contributions, in accordance with past practices;

               (b) For the period commencing with the date hereof through February 15, 1997, Xionics will continue to provide medical, dental and life insurance for Mr. Santeusanio under Xionics' group plans in accordance with past practices, payment for which will be made directly by Xionics in accordance with its payroll practices, and, with respect to dental insurance, with the proceeds of deductions from Mr. Santeusanio's salary payments in accordance with past practices; and

               (c) For the period from the (date hereof through February 15, 1996, Xionics will continue to pay Mr. Santeusanio a car allowance in the amount of $600 per month, in accordance with past practices.

All of such payments will be made by Xionics without set-off or counterclaim of any kind.

       3. As promptly as possible after the date hereof, Xionics will assign to Mr. Santeusanio all of Xionics' rights, title and interest in and to the Key Man Life Insurance policies maintained with Northwestern Mutual Life Insurance Company, identified as account no. 0010010924 and account no. 00002828. To the extent any such policy may have lapsed, Xionics will use its best efforts to assist Mr. Santeusanio in having such policy reinstated.

       4. As of the date hereof, Xionics agrees to release from its repurchase option all shares of common stock of Xionics sold to Mr. Santeusanio pursuant to the Restricted Stock Purchase Agreement, dated as of December 20, 1993, as amended by the Amendment dated January 6, 1995, between Mr. Santeusanio and Xionics.

       5. As of the date hereof, Xionics agrees to transfer to Mr. Santeusanio all of Xionics' rights, title and interest in and to the personal computer and related hardware used at Mr. Santeusanio's home, and the cellular phone mounted in Mr, Santeusanio's car.

       6. Xionics will continue to deduct from Mr. Santeusanio's salary payments that are directed by Mr. Santeusanio to be deposited in Xionics' 401K Plan. All contributions to the 401K Plan for Mr. Santeusanio by Xionics will vest as of December 31, 1995.

       7. Xionics will reimburse all reasonable costs and expenses incurred by Mr. Santeusanio in the conduct of business of Xionics or its subsidiaries at any time on or prior to February 16, 1995. Mr. Santeusanio will pay all expenses, including all cellular phone expenses, incurred after that date, and will be responsible for all premiums and other payments required to maintain the Key Man Life Insurance policies assigned to Mr. Santeusanio hereunder.


       7A.     For as long as Mr. Santeusanio continues to be a shareholder of Xionics, Xionics will deliver to Mr. Santeusanio copies of all unaudited quarterly and audited annual financial statements (including balance sheets and income statements) for Xionics and its subsidiaries, as and when the same are available for distribution to the "Investors" pursuant to the Securities Purchase and Exchange Agreement, dated as of June 30, 1993.

       8. Until February 15, 1996, Mr. Santeusanio will not, directly or indirectly, on his own behalf or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in any capacity in the development or provision of goods or services which are competitive with goods or services provided by Xionics or any of its subsidiaries as of February 15, 1995, or which, as of February 15, 1995, was proposed to be provided by Xionics or any of its subsidiaries. Notwithstanding the foregoing, Xionics agrees that Mr. Santeusanio may own stock of a corporation that provides goods or services which are competitive with goods or services provided (or proposed to be provided) by Xionics and its subsidiaries if: (a) such stock is traded on a regular basis on recognized securities exchanges or in over-the-counter markets; (b) Mr. Santeusanio promptly provides written notice to Xionics of his ownership of such stock; and (c) the amount of such stock owned by Mr. Santeusanio does not constitute more than two percent (2%) of the outstanding stock of such corporation.

       Xionics hereby agrees to provide Mr. Santeusanio or any of his potential employers, within seven (7) days after receiving a written request from Mr. Santeusanio containing a reasonably detailed description of the functionality and target market of the products and/or services provided or to be provided by him or his potential employer, the reasonable opinion of Xionics, after consultation with counsel, as to whether Mr. Santeusanio's participation in the development or provision of such goods or services would violate this Agreement. If, in Xionics' reasonable opinion, Mr. Santeusanio's participation in the development or provision of such goods or services would violate this Agreement, Xionics will also indicate in its response whether Xionics consents to Santeusanio's participation in such activities. If Xionics does not consent, Mr. Santeusanio will nevertheless continue to have the legal right to contest or dispute whether his engagement in such activities violates this Agreement.

       Mr. Santeusanio hereby confirms and agrees to perform, for the benefit of Xionics and its subsidiaries, all of his obligations set forth in the Invention, Noncompetition and Nondisclosure Agreement, dated as of April 2, 1993 ("NONCOMPETITION AND NONDISCLOSURE AGREEMENT"), between Mr. Santeusanio and Xionics, in accordance with the terms thereof (as the same may be amended by the next subparagraph of this paragraph 8). The parties hereto agree that the provisions of the first two paragraphs of this Section supersede and replace in all respects the provisions of Section 3(b) of the Noncompetition and Nondisclosure Agreement.

       The provisions of paragraph 3(c) of the Noncompetition and Nondisclosure Agreement shall not prohibit Mr. Santeusanio from hiring or attempting to hire any former employee of Xionics or any of its subsidiaries whose employment has been terminated by Xionics, provided that Mr. Santeusanio (lid not breach. the provisions of such paragraph 3(c) at any time prior to the date of such termination.

       9. Mr. Santeusanio, by his execution and delivery of this Agreement, resigns from the Board of Directors of Xionics and its subsidiaries.

       10. The parties agree to execute and deliver the following instruments (collectively, the "RELEASES"):

       (a) Mr. Santeusanio shall execute and deliver to Xionics a General Release and Covenant Not to Sue in the form attached hereto as EXHIBIT A; and

       (b) Xionics shall execute and deliver to Mr. Santeusanio a General Release and Covenant Not to Sue in the form attached hereto as EXHIBIT B.

       11. Mr. Santeusanio hereby agrees that, from the date hereof through February 15, 1996, at the request of Xionics at reasonable times during normal business hours or at such other times as Mr. Santeusanio may designate to meet his scheduling demands, to spend up to five (5) hours per month with technical staff to respond, in good faith to technical and other questions to Xionics on matters that Mr. Santeusanio was involved with during his employment by Xionics. Xionics will pay, promptly upon receipt of valid invoices therefor, all out-of-pocket costs and expenses incurred by Mr. Santeusanio in connection with providing such technical and other advice.

       12. The parties hereto agree that the subject matter of this Agreement and the Releases, and any statements or information exchanged by the parties in the negotiations leading to this Agreement,

(hereinafter referred to, collectively, as "CONFIDENTIAL MATTERS") are private to them and shall be held by them in the strictest confidence to the fullest extent legally permissible. More specifically, the parties (including, with respect to Xionics, any of its officers or directors) shall not disclose, at any time on or after the date hereof, directly or indirectly to any person or entity, any Confidential Matters, nor shall they express any opinion or statement concerning the value, fairness or adequacy of the terms of this Agreement or the Releases, except as expressly provided below:

       (a) In response to a direct inquiry from any member of the general public or any media concerning Confidential Matters, either party may state, in substance, the following:

                    Mr. Santeusanio was employed at Xionics
                    for several years as President and Chief
                    Executive Officer. Mr. Santeusanio has
                    resigned as a member of the Board of
                    Directors. Mr. Santeusanio is continuing to provide services for Xionics as a technical advisor.

       (b) The parties may disclose Confidential Matters to their attorneys, accountants, and members of their immediate families, PROVIDED, HOWEVER, that any such person to whom such disclosure is made shall have first been made aware of the confidentiality provisions of this Agreement and shall have agreed to honor the confidentiality provisions set forth in this paragraph.

       (c) Disclosure of Confidential Matters may be made as required by legal process from a court or agency having jurisdiction to issue such process or otherwise as required by law or to the Internal

       Revenue Service or other taxing authority in connection with a determination of the tax consequences of this Agreement.

       (d) It is the intent of the parties that the Confidential Matters remain strictly confidential, and that neither party shall make any comments to the general public or to the media disparaging the integrity or reputation of the other, but it is further recognized that each may discuss in terms not disparaging of the other Mr. Santeusanio's career with Xionics.

       (e) Until February 15, 1996, all telephone calls to Xionics for Mr. Santeusanio will be forwarded to Donna Wright, or, in her absence, to an employee reasonably acceptable to Mr. Santeusanio, who will take messages for Mr. Santeusanio, Any inquiries concerning Mr. Santeusanio's employment status will be forwarded to Mr. Devine or to the acting Director of Human Resources.

       13. Mr. Santeusanio agrees and acknowledges that his obligations set forth or referred to in paragraph 8 of this Agreement are of a unique and special nature and that Xionics is, therefore, without an adequate legal remedy in the event of Mr. Santeusanio's violation of any of such obligations. Mr. Santeusanio agrees, therefore, that each of the covenants made by Mr. Santeusanio in paragraph 8 of this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies at law or in equity or otherwise that may be available. Xionics agrees and acknowledges that any breach by Xionics of its payment obligations under..paragraph 2 of this Agreement which is not cured within 10 days after receipt of written notice of such breach, and any breach by Xionics of its obligations under paragraph 12 of this Agreement which is not cured within 5 days after receipt of written notice of such breach, shall relieve Mr. Santeusanio from all of his obligations under paragraph 8 of this Agreement and under the Noncompetition and Nondisclosure Agreement.

       14. Mr. Santeusanio acknowledges that he has been advised by Xionics to consult an attorney regarding his rights under this Agreement, and that he has done so to his satisfaction. Mr. Santeusanio and Xionics acknowledge that they have read and understand fully the terms of this Agreement and the Releases, and that they have executed this Agreement and the Releases executed by them voluntarily.

       15. This Agreement and the Releases shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors, assigns, officers, employees, and agents of the parties hereto to the full extent permitted by law.

       16. This Agreement and the Releases are intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof. This Agreement and the Releases shall supersede all prior understandings, oral and written, heretofore had between the parties in connection with Mr. Santeusanio's relationship with Xionics and its subsidiaries.

       17. This Agreement shall be executed in two counterparts. Each of said counterparts together shall constitute but one and the same instrument.

       18. This Agreement shall in all respects be interpreted, enforced, governed and construed by and under the laws of The Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        PETER M. SANTEUSANIO
WITNESS:                                ___________________________________

_______________________
                                        XIONICS DOCUMENT
                                        TECHNOLOGIES, INC.

                                        By: ________________________________
                                        Title:

                                                                       EXHIBIT A
                                                                       ---------

                     GENERAL RELEASE AND COVENANT NOT TO SUE
                     ---------------------------------------

           In consideration of the execution, delivery and performance by XIONICS DOCUMENT TECHNOLOGIES, INC. (herein, together with its successors in title and assigns, called "Xionics") of a Severance Agreement ("SEVERANCE AGREEMENT") to be entered into by Xionics with the undersigned, in consideration of the execution and delivery to the undersigned by Xionics of an Instrument of General Release and Covenant Not To Sue ("XIONICS RELEASE") pursuant to which the undersigned is to be released by Xionics of all of its claims against the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, PETER M. SANTEUSANIO (herein, together with his successors, assigns heirs, executors, administrators and other legal representatives, called the "RELEASOR"), on behalf of himself and also on behalf of his successors, assigns, heirs, executors, administrators and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises, waives and forever discharges Xionics, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors. directors, officers, attorneys, employees, agents and other representatives (Xionics and each of such other persons, being hereinafter called. collectively, the "RELEASEES" and, individually, a "RELEASEE"), of and from any and all claims, demands, actions, causes of action, suits, covenants. contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities. whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at Law and in equity, which the Releasor may now or from time to time hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever from the beginning of the world to the day and date of this Release and Covenant Not to Sue (this "RELEASE")(collectively, "CLAIMS" and, singly, a "CLAIM"), including any Claims in any way based upon or arising out of or by reason of any matter, cause or thing whatsoever in connection with any relationships, contracts, agreements or arrangements of any kind by and between the Releasor and Xionics or any of the other Releasees, and also including, without limitation, any Claims against the Releasees or any of them arising out of or resulting from or in any way relating to any of the following:

                  (i) the Employment Agreement, dated November 1, 1994 between Xionics and the Releasor, as amended, supplemented or otherwise modified from time to time ("EMPLOYMENT AGREEMENT"), and any other employment agreement between Releasor and any Releasee;

                  (ii) any other agreements, instruments or contracts (written or oral) entered into in connection with or pursuant to or in replacement of the Employment Agreement, in each case, as amended, supplemented, restated, replaced or otherwise modified from time to time (all of the agreements, instruments, contracts and other documents identified in clause (i) or (ii) of this paragraph being herein called, collectively, "EMPLOYMENT DOCUMENTS");

                  (iii) any actions or omissions of any kind whatsoever by any of the Releasees under or in respect of any of the Employment Documents, or any breach by any of the Releasees of any of their respective agreements, covenants, obligations, duties (including fiduciary duties) or responsibilities of any kind with or to the Releasor (whether arising under any applicable law or by contract, operation of law or otherwise), or the termination of the Releasor's employment with any Releasee or the termination of the Releasor's position as the chief executive officer and president of Xionics, a member of the Board of Directors of Xionics or otherwise;

                 (iv) any rights under any federal laws or any laws of any State of the United States or any municipality to file charges, complaints or lawsuits or to assert Claims against Xionics or any of its subsidiaries, any of Xionics' present or former shareholders or directors or any other Releasees concerning any matters arising out of the Releasor's employment relationship with any of the Releasees; or the termination of the Releasor's employment with the Releasees;

                 (v) any Claims for wrongful discharge or any compensation claims, or any other claims under any statute, rule, regulation or under the common law, including, without limitation, any Claims for damages arising out of or resulting from infliction of emotional distress or other personal injury caused by termination of employment, and any Claims for damages resulting from injury to the Releasor's character or personal reputation caused by any acts of defamation, whether occurring before, during or after the termination of his employment by Xionics; or

                 (vi) any Claims based on any theory that (A) the Releasor and any Releasee were partners or joint venturers, (B) any fiduciary relationship existed between the Releasor and any Releasee, or (C) any transactions contemplated by any of the Employment Documents were the result of any duress, coercion, fraud or lack of good faith.

              The Releasor, on behalf of himself and also on behalf of his successors, assigns, heirs, executors, administrators and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with each Releasee that he will not sue or commence any regulatory or administrative proceedings (whether at law, in equity, in any regulatory proceeding or otherwise) against any Releasee on the basis of any Claim or Claims released, remised, waived and discharged by the Releasor pursuant to the first paragraph of this Release. If the Releasor violates the foregoing covenant, the Releasor agrees to pay, on demand, in addition to any other damages any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

              The Releasor does hereby expressly warrant that he has not assigned or otherwise transferred to any other person all or any part of any Claim released, remised, waived or discharged by him pursuant to the first paragraph of this Release.

              Anything in the first two paragraphs of this Release to the contrary notwithstanding, it is understood by the Releasor and the Releasees that neither the release contained in the first paragraph of this Release nor the covenant not to sue contained in the second paragraph of this Release shall apply to any rights or claims of the Releasor under the Severance Agreement or the XIONICS Release to be delivered to the Releasor by Xionics, under the Amended and Restated Shareholders Agreement, dated as of November 8, 1994, under any instrument governing contingent payment arrangements any Releasee may have to Releasor with respect to Vermont Microsystems, Inc. or Watermark Software, Inc., under the Securities Purchase and Exchange Agreement, dated as of June 30, 1993 or under any instrument executed in connection therewith, or under the Restricted Stock Purchase Agreement, dated as of December 20, 1993 or under any instruments executed in connection therewith.

              The Releasor hereby represents and warrants to each of the Releasees as follows:

                  (A) the Releasor has full mental and physical capacity to enter into, execute and perform this Release; this Release has been duly executed by the Releasor; and the agreements and obligations of the

Releasor contained in this Release represent the legal, valid, binding and enforceable obligations of the Releasor;

                (B) the Releasor has read carefully and fully understands both the nature of this Release and the contents of each of the provisions hereof, and the Releasor is executing this Release of his own free will;

                (C) the Releasor has been represented by his counsel in connection with his review, negotiation, execution and delivery of this Release; the Releasor has discussed and assessed the merits of any Claims or potential Claims against the Releasees with his counsel; and the Releasor has been duly apprised of his rights in connection therewith; and

                (D) the Releasor understands that this Release may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of this Release.

       The Releasor understands that this Release is a general release of all Claims, and that no fact. event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of this Release. The Releasor represents that it is his intent to fully release and discharge the Releasees from all Claims described above, whether such Claims are discovered after the date hereof or are different in nature or degree than any such Claims that are now known.

       This Release shall be binding upon the Releasor and his successors, assigns, heirs, executors, administrators and other legal representatives.

       This Release shall take effect as a sealed instrument. THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. This Release may be amended or otherwise varied only by an instrument in writing executed by the Releasor and the Releasees.

       IN WITNESS WHEREOF, this RELEASE AND COVENANT NOT TO SUE has been duly executed by the undersigned, PETER M. SANTEUSANIO, on and as of March 23, 1995.

                                        The Releasor:
                                        -------------

Witness:______________________          ___________________________________
                                        PETER M. SANTEUSANIO

COMMONWEALTH OF MASSACHUSETTS      )
                                   )ss.
COUNTY OF___________________       )


       On this 23rd day of March, 1995, before me personally came PETER M. SANTEUSANIO, to me personally known to be the person who signed the foregoing GENERAL RELEASE AND COVENANT NOT TO SUE, and he acknowledged the foregoing GENERAL RELEASE AND COVENANT NOT TO SUE to be his free act and dead.


                                      Before me,____________________________
[Affix Notarial Seal]                                 Notary Public


                                      My Commission Expires:________________

                                                                       EXHIBIT B
                                                                       ---------

                     GENERAL RELEASE AND COVENANT NOT TO SUE
                     ---------------------------------------

         In consideration of the execution, delivery and performance by PETER M. SANTEUSANIO ("MR. SANTEUSANIO") of a Severance Agreement ("SEVERANCE
AGREEMENT") to be entered into by Mr. Santeusanio with the undersigned, in consideration of the execution and delivery to the undersigned by Mr. Santeusanio of an Instrument of General Release and Covenant Not To Sue (the "SANTEUSANIO RELEASE") pursuant to which the undersigned is to be released by Mr. Santeusanio from all of his claims against the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, XIONICS DOCUMENT TECHNOLOGIES INC. ("XIONICS"), on behalf of itself and also on behalf of its successors, assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Xionics, together with its successors in title and assigns, and together with each of such other persons, being hereinafter called, collectively, the "RELEASER"), hereby absolutely, unconditionally and irrevocably releases, remises, waives and forever discharges Mr. Santeusanio, his successors, assigns, heirs, executors, administrators and other legal representatives (Mr. Santeusanio and each of such other persons being hereinafter called, collectively, the "RELEASEES" and, individually, a "RELEASEE"), of and from any and all claims, demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Releaser may now or from time to time hereafter own, hold, have or claim to have against the Releasees or any of them upon, or by reason of any nature, cause or thing whatsoever from the beginning of the world to the day and date of this Release and Covenant Not to Sue (this "RELEASE") (collectively, "CLAIMS" and, singly, a "CLAIM"), including any Claims in any way based upon or arising out of or by reason of any matter, cause or thing whatsoever in connection with any relationships, contracts, agreements or arrangements of any kind by and between Mr. Santeusanio and the Releasor, and also including, without limitation, any Claims against any Releasee arising out of or resulting from or in any way relating to any of the following:

                  (i) the Employment Agreement, dated November 1, 1994, between Mr. Santeusanio and the Releasor, as amended, supplemented or otherwise modified from time to time ("EMPLOYMENT AGREEMENT") and any other employment agreement between Mr. Santeusanio and the Releasor;

                  (ii) any other agreements, instruments or contracts (written or oral) entered into in connection with or pursuant to or in replacement of the Employment Agreement, in each case, as amended, supplemented, restated, replaced or otherwise modified from time to time (all of the agreements, instruments, contracts and other documents identified in clause (i) and (ii) of this paragraph being herein called, collectively, "EMPLOYMENT DOCUMENTS");

                  (iii) any actions or omissions of any kind whatsoever by Mr. Santeusanio under or in respect of any of the Employment Documents, or any breach by Mr. Santeusanio of any of his agreements, covenants, obligations, duties (including fiduciary duties) or responsibilities of any kind with or to the Releasor (whether arising under any applicable law or by contract, operation of law or otherwise), or the termination of Mr. Santeusanio's employment with the Releasor or the termination of Mr. Santeusanio's position as the chief executive officer and president of the Releasor;

                  (iv) any rights under any federal laws or any laws of any State of the United States or any municipality to file charges, complaints or lawsuits or to assert Claims against any Releasee concerning any matters arising out of Mr. Santeusanio's employment relationship with the Releasor; or

                  (v) any Claims based on any theory that (A) the Releasor and Mr. Santeusanio were partners or joint venturers, (B) any fiduciary relationship existed between the Releasor and Mr. Santeusanio, or (C) any transactions contemplated by any of the Employment Documents were the result of any duress, coercion, fraud or lack of good faith.

        The Releasor, on behalf of itself and also on behalf of its successors, assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with the Releasees that it will not sue or commence any regulatory or administrative proceedings (whether at law, in equity, in any regulatory proceeding or otherwise) against the Releasees or any of them on the basis of any Claim or Claims released, remised, waived and discharged by the Releasor pursuant to the first paragraph of this Release. If the Releasor violates the foregoing covenant, the Releasor agrees to pay, on demand, in addition to any other damages any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

        The Releasor does hereby expressly warrant that it has not assigned or otherwise transferred to any other person all or any part of any Claim released, remised, waived or discharged by the Releasor pursuant to the first paragraph of this Release.

        Anything in the first two paragraphs of this Release to the contrary notwithstanding, it is understood by the Releasor and the Releasees that neither the release contained in the first paragraph of this Release nor the covenant not to sue contained in the second paragraph of this Release shall apply to any rights or claims of the Releasor under the Severance Agreement or the Santeusanio Release, under the Amended and Restated Shareholders Agreement, dated as of November 8, 1994, or after the date hereof under the Invention, Noncompetition and Nondisclosure Agreement, dated April 2, 1993.

        The Releasor hereby represents and warrants to each of the Releasees as follows:

                  (A) the Releasor has full corporate power and authority to enter into, execute and perform this Release; this Release has been duly executed by the Releasor; and the agreements and obligations of the Releasor contained in this Release represent the legal, valid, binding and enforceable obligations of the Releasor;

                  (B) the Releasor has read carefully and fully understands both the nature of this Release and the contents of each of the provisions hereof, and the Releasor is executing this Release of its own free will, and is under no duress, compulsion or coercion to execute this Release:

                  (C) the Releasor has been represented by its counsel in connection with its review, negotiation, execution and delivery of this Release; the Releasor has discussed and assessed the merits of any Claims or potential Claims against the Releasees with its counsel; and the Releasor has been duly apprised of its rights in connection therewith; and

                  (D) the Releasor understands that this Release may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of this Release.

        The Releasor understands that this Release is a general release of all Claims, and that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of this Release.

 The Releasor represents that it is its intent to fully release and discharge the Releasees from all Claims described above, whether such Claims are discovered after the date hereof or are different in nature or degree than any such Claims that are now known.

        This Release shall be binding upon the Releasor and its successors, assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives.

        This Release shall take effect as a sealed instrument. THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. This Release may be amended or otherwise varied only by an instrument in writing executed by the Releasor and the Releasees.

        IN WITNESS WHEREOF, this RELEASE AND COVENANT NOT TO SUE has been duly executed by the undersigned, XIONICS DOCUMENT TECHNOLOGIES, INC, on and as of March 23, 1995.

[SEAL]                                 The Releasor:
                                       ------------

                                       XIONICS DOCUMENT TECHNOLOGIES, INC.


Witness:                               By:
        -------------------------         --------------------------------

                                       Title:
                                             -----------------------------